NASB Financial, Inc.

                             NEWS RELEASE

Contact:  Rhonda Nyhus
          Vice President
          NASB Financial, Inc.
          12498 South 71 Highway
          Grandview, MO  64030
          Phone (816) 765-2200


FOR IMMEDIATE RELEASE:
NASB Financial, Inc. Announces Financial Results

     Grandview, Missouri (December 15, 2004) - NASB Financial, Inc. (NASDAQ:
NASB) announced today net income for the quarter ended September 30, 2004, of $6,305,000 or $0.75 per share. This compares to net income of $6,012,000 or $0.71 per share for the quarter ended June 30, 2004, and compares to net income of $6,244,000 or $0.73 per share for the quarter ended September 30, 2003.
	Net income for the twelve months ended September 30, 2004, was $25,156,000 or $2.98 per share, compared to net income of $23,969,000 or $2.84 per share for the twelve months ended September 30, 2003.
     In October 2003, the Company started a national internet mortgage lending division. Increases in non-interest expense for the twelve months ended September 30, 2004, are generally attributable to this new venture.
     NASB Financial, Inc. is a unitary thrift holding company for North American Savings Bank, F.S.B. ("North American" or the "Bank"). North American operates five offices in greater Kansas City, Missouri and others in Harrisonville, St. Joseph, and Excelsior Springs, Missouri. The Bank also has loan origination offices in Lee's Summit, Springfield, St. Charles and St. Louis, Missouri as well as Overland Park and Leawood, Kansas, and Davenport, Iowa.


                (Financial Highlights Schedule Attached)


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NASB Financial, Inc.
Financial Highlights
(Dollars in thousands, except per share data)

                                                 Three months ended              Twelve months ended
                                        -------------------------------------  -----------------------
                                          9/30/04      6/30/04      9/30/03     9/30/04      9/30/03
                                        -------------------------------------  -----------------------
EARNINGS DATA:
Net interest income                    $   13,461       13,297       13,006       53,044       49,004
Provision for loan losses                     200          265          272          465          538
Non-interest income                         5,638        6,104        4,744       21,813       16,235
Non-interest expense                        8,971        9,674        7,327       34,602       25,733
Income tax expense                          3,623        3,450        3,907       14,634       14,999
                                           -------      -------      -------      -------      ------
-
   Net income                          $    6,305        6,012        6,244       25,156       23,969
                                           =======      =======      =======      =======     =======

FINANCIAL CONDITION DATA:
Total assets                           $ 1,361,888    1,345,837    1,107,359    1,361,888   1,107,359
Total loans and mortgage-backed
  and related securities                 1,294,337    1,276,065    1,035,288    1,294,337   1,035,288
Customer and brokered deposit accounts     683,740      708,494      654,688      683,740     654,688
Stockholders' equity                       138,991      133,522      127,434      138,991     127,434


FINANCIAL RATIOS AND PER SHARE DATA:
Book value per share                   $     16.44        15,79        15.09        16.44       15.09
Earnings per share                            0.75         0.71         0.73         2.98        2.84
Cash dividends paid per share                 0.20         0.20         0.17         1.45        0.66


Return on assets (annualized net income
  divided by total average assets)           1.86%        1.80%        2.24%        2.04%       2.30%

Return on equity (annualized net income
  divided by average stockholder's equity)  18.51%       18.12%       19.98%       18.88%      20.24%


Weighted average shares outstanding      8,457,235    8,457,942    8,433,241    8,455,734   8,433,713

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